                                                                   Exhibit 99(a)

                         WESTERN NATIONAL CORPORATION


/X/ Please mark your
    votes as in this
    example.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU PROPERLY SIGN AND RETURN THIS CARD.

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THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER
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                                                           FOR           AGAINST        ABSTAIN
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
1. Approval of the Agreement and Plan of Merger,
   as of September 11, 1997, by and among the
   Company, American General Corporation
   and Astro Acquisition Corp.
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2. The Proxies are authorized to vote upon such
   matters as may properly come before the meeting
   or any adjournment or postponement thereof as
   they determine to be in the best interests of
   the Company.
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

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

Signature(s)                                                    Date
            -------------------------------------------------       ------------


            -------------------------------------------------


IMPORTANT: Please mark, sign, date, and return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and state the full name of the corporation.

     Notwithstanding stockholder approval of the proposal, Western National Corporation reserves the right to terminate the Merger Agreement and abandon the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement.
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P
                         WESTERN NATIONAL CORPORATION
R
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
O
                               JANUARY   , 1998
X
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Y


       The undersigned hereby appoints MICHAEL J. POOLOS, RICHARD W. SCOTT AND DWIGHT L. CRAMER, and each of them as Proxies, with power of substitution in each, to vote all shares of the Common stock, par value $.001 per share, of Western National Corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on
January   , 1998, at 10:00 a.m., Houston local time, and at any adjournment or postponement thereof, on all matters set forth in the Notice of Special Meeting
and Prospectus/Proxy Statement dated         , 1998, a copy of each of which
has been received by the undersigned, as follows:

                               See Reverse Side